Exhibit 23

Consent of Independent Registered Public Accounting Firm

To General Dynamics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-23904, 2-24270, 33-23448, 33-42799, 333-26571, 333-74574, 333-10664, 333-87126, 333-101634, 333-103607, 333-107901 and 333-116071) on Forms S-3, S-4 and S-8 of General Dynamics Corporation of our reports dated March 1, 2006, with respect to:

■	the consolidated balance sheets of General Dynamics Corporation as of December 31, 2005 and 2004, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and related financial statement schedule,

■	management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and

■	the effectiveness of internal control over financial reporting as of December 31, 2005,

which reports appear in the December 31, 2005, annual report on Form 10-K of General Dynamics Corporation.

/s/ KPMG LLP

McLean, Virginia

March 3, 2006